DOUBLE HALO RESOURCES INC.

October 30, 2007

Great Northern Oilsands Inc.
600 – 595 Hornby Street
Vancouver, BC V6C 2E8

Attention: David Lane

Re: Worsley Property

This letter will serve to confirm our agreement wherein, in consideration of the payment of the sum of $12,500 by Double Halo Resources Inc. ("Double Halo") to Great Northern Oilsands Inc. ("Great Northern"), receipt of which is acknowledged, Great Northern has agreed to grant to Double Halo a right to earn a 50% interest in the interest of Great Northern in a seismic and test well program at Worsley, Alberta ("Worsley Property"), said interest to be earned by Double Halo funding 50% of the obligations of Great Northern in respect of the Worsley Property. In this regard it is acknowledged that Park Place Energy Inc. has a right to earn a 50% interest in Great Northern's interest in the Worsley Property and that, in circumstances where Park Place Energy Inc. exercises such right, the interest of Great Northern in the Worsley Property, and therefore the interest available to be earned by Double Halo, shall be reduced accordingly.

Accepting the above accurately details your understanding of our agreement in this regard, could you please execute this letter where indicated and return same at your earliest convenience.

DOUBLE HALO RESOURCES INC.

Per: ______________________
Authorized Signatory

Acknowledged and agreed to this 30th day of October, 2007.

GREAT NORTHERN OILSANDS INC.

Per: ______________________
Authorized Signatory

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